EXHIBIT 24(a)

POWERS OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of Parker-Hannifin Corporation, an Ohio corporation (the “Corporation”), hereby (1) constitutes and appoints Donald E. Washkewicz, Timothy K. Pistell and Thomas A. Piraino, Jr., collectively and individually, as his or her agents and attorneys-in-fact with full power of substitution and resubstitution to (a) sign and file on his or her behalf and in his or her name, place and stead in any and all capacities (i) a Registration Statement on Form S-8 (the “Registration Statement”) with respect to the registration under the Securities Act of 1933, as amended, of up to 5,500,000 shares of the Corporation’s Common Stock, par value $.50 per share, for issuance under the Parker-Hannifin Corporation 2009 Omnibus Stock Incentive Plan, (ii) any and all amendments, including post-effective amendments, and exhibits to the Registration Statement and (iii) any and all applications or other documents to be filed with the Securities and Exchange Commission or any state securities commission or other regulatory authority with respect to the securities covered by the Registration Statement, and (b) do and perform any and all other acts and deeds whatsoever that may be necessary or required in connection with the foregoing, and (2) ratifies and approves any and all actions that may be taken pursuant hereto by any of the above-named agents and attorneys-in-fact or their substitutes.

IN WITNESS WHEREOF, the undersigned directors and officers of the Corporation have hereunto set their hands on the dates set forth below opposite their respective signatures.

	Date		Date

/s/ Donald E. Washkewicz	1/5/10	/s/ Giulio Mazzalupi	1/7/10
Donald E. Washkewicz, Chairman of the Board of Directors and Principal Executive Officer		Giulio Mazzalupi, Director

/s/ Timothy K. Pistell	1/11/10	/s/ Klaus-Peter Müller	1/6/10
Timothy K. Pistell, Principal Financial Officer		Klaus-Peter Müller, Director

/s/ Jon P. Marten	1/7/10	/s/ Joseph M. Scaminace	1/5/10
Jon P. Marten Principal Accounting Officer		Joseph M. Scaminace, Director

/s/ Linda S. Harty	1/6/10	/s/ Wolfgang R. Schmitt	1/6/10
Linda S. Harty, Director		Wolfgang R. Schmitt, Director

/s/ William E. Kassling	1/6/10	/s/ Markos I. Tambakeras	1/7/10
William E. Kassling, Director		Markos I. Tambakeras, Director

/s/ Robert J. Kohlhepp	1/5/10	/s/ James L. Wainscott	1/5/10
Robert J. Kohlhepp, Director		James L. Wainscott, Director